UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 17, 2007

                              ALPHA INNOTECH CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-14257                    58-1729436
(State or other jurisdiction       (Commission                 (IRS Employer
        of incorporation)          File Number)              Identification No.)


  2401 MERCED STREET, SAN LEANDRO, CALIFORNIA                      94577
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (510) 483-9620

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         [_]      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On July 17, 2007, Alpha Innotech Corp. (the "Company") entered into an Employment Agreement (the "Agreement") with Ron Bissinger, its Chief Executive Officer and Chief Financial Officer, for his continued service as Chief Executive Officer and Chief Financial Officer of the Company.

         Under the Agreement, Mr. Bissinger will receive a base salary at an annualized rate of $190,000 retroactive to December 1, 2006. In addition, Mr. Bissinger will be eligible for an annual bonus of $100,000, paid on a quarterly basis as determined pursuant to a formula and criteria established by the Board of Directors and/or its Compensation Committee. Mr. Bissinger will also be entitled to participate in the Company's standard benefits plans and will receive a monthly car allowance in the amount of $800 retroactive to December 1, 2006.

         In the event that Mr. Bissinger's employment is terminated as a result of death or disability, he will receive one-quarter of his annual target bonus and all of his outstanding stock options and restricted stock will vest immediately in full and all stock options will be fully exercisable for a period of one year following such a termination.

         Additionally, in the event that Mr. Bissinger's employment is terminated without cause and not as a result of death or disability, he will receive: (i) his salary in effect immediately prior to termination for three months plus one month for every three months employed after October 1, 2006 up to a maximum of nine months salary continuation; (ii) medical insurance and life insurance at the levels in effect at the time of termination for the period determined in section (i) above; (iii) half of his current annual target bonus; and (iv) an additional twelve months of vesting of any stock options and restricted stock granted.

         Furthermore, in the event that Mr. Bissinger resigns in the event of the change in his position or responsibility, he will receive (i) his salary in effect immediately prior to termination for four months; (ii) medical insurance and life insurance at the levels in effect at the time of termination for up to nine months; (iii) half of his current annual target bonus; (iv) an additional twelve months of vesting of any stock options and restricted stock.

         Finally, in the event of the change of control of the Company, all of his stock options and restricted stock will become fully vested and exercisable. In addition, if within nine month of the change of control of the Company, Mr. Bissinger's employment is terminated except for cause, death or disability, or a constructive termination occurs, he will receive: (i) his salary in effect on the date of termination for nine months; (ii) medical insurance and life insurance at the levels in effect at the time of termination for nine months; and (iii) his annual target bonus.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  10.1 Employment Agreement between Ron Bissinger and Alpha Innotech Corp.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALPHA INNOTECH CORP.

Date:    July 17, 2007                      By: /S/ RON BISSINGER
                                               ---------------------------------
                                               Ron Bissinger
                                               Chief Executive Officer and
                                               Chief Financial Officer


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